Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-265175 on Form S-1 of our report dated April 21, 2022, (June 16, 2022, as to the effect of the reverse stock split described in Note 1) relating to the financial statements of Ivanhoe Electric Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada

June 24, 2022